UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 4, 2006

Veritas DGC Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-7427	76-0343152
(Commission File Number)	(I.R.S. Employer Identification No.)

10300 Town Park Drive Houston, Texas	77072
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (832) 351-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On September 4, 2006, Veritas DGC Inc., a Delaware corporation (the “Company”), and Compagnie Générale de Géophysique, a French société anonyme (“CGG”), entered into an Agreement and Plan of Merger, dated as of September 4, 2006 (the “Merger Agreement”), by and among the Company, CGG, Volnay Acquisition Co. I, a Delaware corporation and wholly owned subsidiary of CGG (“Merger Sub I”), and Volnay Acquisition Co. II, a Delaware corporation and wholly owned subsidiary of CGG (“Merger Sub II”), under which CGG has agreed to acquire all of the issued and outstanding shares of common stock, par value $0.01 per share, of the Company (“Company Common Stock”). Under the terms of the Merger Agreement, which was approved by the Boards of Directors of both the Company and CGG, Merger Sub I will merge with and into the Company with the Company continuing as the surviving corporation, and immediately thereafter, the Company will merge with and into Merger Sub II with Merger Sub II continuing as the surviving corporation as a wholly owned subsidiary of CGG.

Total consideration for the Company Common Stock is fixed at approximately $1.5 billion in cash and approximately 47 million American Depository Shares (the “ADSs”) of CGG, with each ADS representing one-fifth of an ordinary share, nominal value €2.00 per share, of CGG (each a “CGG Ordinary Share”). Under the terms of the Merger Agreement, stockholders of the Company will have the right to elect to receive cash or ADSs, subject to a proration if either cash or stock is oversubscribed. The per share consideration is initially set at $75.00 in cash or 2.2501 ADSs and is subject to adjustment upwards or downwards so that each share of Company Common Stock receives consideration representing equal value.  This adjustment, however, will not increase or decrease the total amount of cash or the total number of ADSs to be issued in the transaction.  The stockholders of the Company will receive, in the aggregate, consideration comprised of approximately 51% ADSs and 49% cash.

Consummation of the transactions contemplated by the Merger Agreement is conditioned upon, among other things, (1) approval by the stockholders of the Company and CGG, (2) the receipt of all required regulatory approvals and (3) the effectiveness of the registration statement on Form F-4 and the registration statement on Form F-6 relating to the ADSs to be issued in the merger.  In the event of a termination of the Merger Agreement under certain circumstances, the Company or CGG may be required to pay the other party certain termination fees as set forth in the Merger Agreement.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached to this report as Exhibit 2.1 and incorporated herein by reference. The Merger Agreement is filed herewith to provide investors with information regarding its terms. It is not intended to provide any other factual information about CGG or the Company. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules provided by CGG and the Company to each other in connection with the signing of the Merger Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between CGG and the Company rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about CGG or the Company.

In connection with the Merger Agreement, the Company entered into Amendment No. 2 (“Amendment No. 2”) to the Rights Agreement dated May 15, 1997, as amended (“Rights Agreement”).  Amendment No. 2 provides that (i) neither a Distribution Date nor a Stock Acquisition Date (in each case, as defined in the Rights Agreement) shall be deemed to have occurred, none of CGG, Merger Sub I, Merger Sub II or their respective affiliates or associates shall be deemed to have become an Acquiring Person (as defined in the Rights Agreement), and no holder of any Rights (as defined in the Rights Agreement) shall be entitled to exercise any rights thereunder, in any such case by reason of the approval, execution or delivery of the Merger Agreement or the commencement or, prior to the termination of the Merger Agreement, the consummation of any of the transactions contemplated by the Merger Agreement; and (ii) the Rights and the Rights Agreement will expire immediately prior to the Merger I Effective Time (as defined in the Merger Agreement)

Item 7.01               Regulation FD Disclosure.

On September 5, 2006, the Company issued a press release announcing that it entered into the Merger Agreement.  The full text of the press release is furnished as Exhibit 99.1 to this Report and is incorporated herein by reference.  The Company also announced that on September 4, 2006, it terminated its discussions with Matco Capital Ltd. relating to the possible sale of the Company’s land seismic acquisition business. The full text of the press release is furnished as Exhibit 99.2 to this Report and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits

(c)           Exhibit

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of September 4, 2006, between and among Veritas DGC Inc., Compagnie Générale de Géophysique, Volnay Acquisition Co. I and Volnay Acquisition Co. II (1)

99.1	Press Release issued jointly by Veritas DGC Inc. and Compagnie Générale de Géophysique, dated September 5, 2006

99.2	Press Release dated September 5, 2006 regarding termination of discussions with Matco Capital Ltd.

(1) Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

In connection with the proposed transaction, CGG and the Company intend to file relevant materials with the Securities and Exchange Commission (the “SEC”), including the filing by CGG with the SEC of a Registration Statement on Form F-6 and a Registration Statement on Form F-4 (collectively, the “Registration Statements”), which will include a preliminary prospectus and related materials to register the ADSs, as well as the CGG Ordinary Shares underlying such ADSs, to be issued in exchange for the Company Common Stock, and the

Company and CGG plan to file with the SEC and mail to their respective stockholders a Proxy Statement/Prospectus relating to the proposed transaction. The Registration Statements and the Proxy Statement/Prospectus will contain important information about the Company, CGG, the transaction and related matters. Investors and security holders are urged to read the Registration Statements and the Proxy Statement/Prospectus carefully when they are available. Investors and security holders will be able to obtain free copies of the Registration Statements and the Proxy Statement/Prospectus and other documents filed with the SEC by the Company and CGG through the website maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Registration Statements and the Proxy Statement/Prospectus when they become available from the Company by contacting Investor Relations at www.veritasdgc.com, by mail to 10300 Town Park Drive, Houston, Texas 77072 or by telephone at 832-351-8300 and from CGG by contacting Investor Relations at www.cgg.com, by mail to 1, rue Leon Migaux, 91341 Massy, France or by telephone at 33-1-64-47-30-00.

The Company and its directors and executive officers also may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the Proxy Statement/Prospectus described above. Additional information regarding these directors and executive officers is also included in the Company’s proxy statement for its 2005 Annual Meeting of Stockholders, which was filed with the SEC on or about October 28, 2005. This document is available free of charge at the SEC’s web site at www.sec.gov and from the Company by contacting Investor Relations at www.veritasdgc.com, by mail to 10300 Town Park Drive, Houston, Texas 77072 or by telephone at 832-351-8300.

CGG and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the Proxy Statement/Prospectus described above. Additional information regarding these directors and executive officers is also included in CGG’s Form 20-F filed with the SEC on May 9, 2006. This document is available free of charge at the SEC’s web site at www.sec.gov and from CGG by contacting Investor Relations at www.cgg.com, by mail to 1, rue Leon Migaux, 91341 Massy, France or by telephone at 33-1-64-47-30-00.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERITAS DGC INC.

Date: September 5, 2006	By:	/s/ LARRY L. WORDEN
	Name:	Larry L. Worden
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of September 4, 2006, between and among Veritas DGC Inc., Compagnie Générale de Géophysique, Volnay Acquisition Co. I and Volnay Acquisition Co. II (1)

99.1	Press Release issued jointly by Veritas DGC Inc. and Compagnie Générale de Géophysique, dated September 5, 2006

99.2	Press Release dated September 5, 2006 regarding termination of discussions with Matco Capital Ltd.

(1) Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.